Exhibit 99.1

                             SARBANES-OXLEY CONSENT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with the Quarterly Report on Form 10-Q of the Registrant for the period ended May 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Chairman and Chief Executive Officer and the Chief Financial Officer of Registrant, certify that:

   (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.




Date: July 18, 2003                 By:   /s/ H. Dean Cubley
                                          ------------------
                                          Dr. H. Dean Cubley
                                          Chairman and Chief Executive Officer

                                          /s/ Richard R. Royall
                                          -----------------------
                                          Richard R. Royall
                                          Chief Financial Officer